                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           American Express                 American Express Receivables
           ----------------                 ----------------------------
            Centurion Bank                   Financing Corporation II
            --------------                   ------------------------

             (Exact name of registrants as specified in its charter)

                 United States                     United States
            -----------------------           -----------------------
            (State of incorporation           (State of incorporation
               or organization)                  or organization)

                  13-3256118                        13-3854638
              -------------------               -------------------
                 (IRS Employer                     (IRS Employer
              Identification No.)               Identification No.)

            6985 Union Park Center            World Financial Center
                 Midvale, Utah                   200 Vesey Street
            ----------------------              New York, New York
             (Address of principal            ----------------------
              executive offices)               (Address of principal
                                                executive offices)
                     19801
                  ----------                           10285
                  (Zip Code)                        ----------
                                                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                  American Express Credit Account Master Trust
              Class A Series 1997-1 6.40% Asset Backed Certificates

              Class B Series 1997-1 6.55% Asset Backed Certificates

--------------------------------------------------------------------------------
                                (Title of Class)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     The description of the Class A Series 1997-1 6.40% Asset Backed Certificates and Class B Series 1997-1 6.55% Asset Backed Certificates appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus, dated August 21, 1997, and "Summary of Series Terms" and "Maturity Considerations" in the Prospectus Supplement, dated August 21, 1997 (the Prospectus and the Prospectus Supplement are attached hereto as Exhibit 4.3).

Item 2. Exhibits.

     Exhibit 4.1 -- Pooling and Servicing Agreement, dated as of May 16, 1996
                    (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A (File Number 000-20787) filed May 30, 1996).

     Exhibit 4.2 -- Series 1997-1 Supplement to the Pooling and Servicing
                    Agreement, dated as of August 28, 1997.

     Exhibit 4.3 -- Prospectus dated August 21, 1997 and Prospectus Supplement, dated August 21, 1997(incorporated by reference to the Prospectus and Prospectus Supplement, dated August 21, 1997, as filed by American Express Credit Account Master Trust with the Securities and Exchange Commission on August 25, 1997 pursuant to Rule 424(b)(5)).

     Exhibit 5.1 -- Form of specimens of certificates representing the Class A
                    Series 1997-1 6.40% Asset Backed Certificates and the Class B Series 1997-1 6.55% Asset Backed Certificates.

                                        2

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Form 8-A to be signed on their behalf by the undersigned, thereunto duly authorized.

                                             AMERICAN EXPRESS
                                             CENTURION BANK

                                             By: /s/ Maureen Ryan
                                                --------------------------------
                                             Name:  Maureen Ryan
                                             Title: Assistant Treasurer

                                             AMERICAN EXPRESS RECEIVABLES
                                             FINANCING CORPORATION II

                                             By: /s/ Leslie Scharfstein
                                                --------------------------------
                                             Name:  Leslie R. Scharfstein
                                             Title: President

Date:  September 4, 1997


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                                INDEX TO EXHIBITS

Exhibit
 Number                                    Exhibit
 ------                                    -------


Exhibit 4.1  --            Pooling and Servicing Agreement, dated as of
                           May 16, 1996 (incorporated by reference to Exhibit
                           4.1 to the Registration Statement on Form 8-A (File
                           Number 000-20787) filed May 30, 1996).

Exhibit 4.2  --            Series 1997-1 Supplement to the Pooling and
                           Servicing Agreement, dated as of August 28, 1997.

Exhibit 4.3  --            Prospectus dated August 21, 1997 and Prospectus
                           Supplement, dated August 21, 1997(incorporated by reference to the Prospectus and Prospectus
                           Supplement, dated August 21, 1997, as filed by American Express Credit Account Master Trust with the Securities and Exchange Commission on August
                           25, 1997 pursuant to Rule 424(b)(5)).

Exhibit 5.1  --            Form of specimens of certificates representing
                           the Class A Series 1997-1 6.40% Asset Backed
                           Certificates and the Class B Series 1997-1 6.55%
                           Asset Backed Certificates.


                                        4